Exhibit 99.1

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Earnings for 2009

West Point, Va., January 29, 2010—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $610,000 for the fourth quarter of 2009, compared with $1.04 million for the fourth quarter of 2008 ($491,000, adjusted to exclude the net tax benefit recognized in the fourth quarter of 2008 related to the impairment of the corporation’s investments in perpetual preferred stock of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac)). Net income available to common shareholders for the fourth quarter of 2009 was $319,000, or 10 cents per common share assuming dilution, compared with $1.04 million, or 34 cents per common share assuming dilution, ($491,000, or 16 cents per common share assuming dilution, adjusted to exclude the net tax benefit of the impairment charge) for the fourth quarter of 2008.

The corporation’s net income was $5.53 million for the year ended December 31, 2009, compared with $4.18 million for the year ended December 31, 2008 ($5.16 million, adjusted to exclude the net effect of the impairment charge). Net income available to common shareholders for 2009 was $4.40 million, or $1.44 per common share assuming dilution, compared with $4.18 million, or $1.37 per common share assuming dilution, ($5.16 million, or $1.69 per common share assuming dilution, adjusted to exclude the net effect of the impairment charge) for 2008.

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

The difference between reported net income and net income available to common shareholders in 2009 is a result of the preferred stock dividends and amortization of the warrant related to the corporation’s participation in the Department of Treasury’s Capital Purchase Program. The preferred stock and warrant were issued in the first quarter of 2009 and, therefore, did not affect net income available to common shareholders for 2008.

For the fourth quarter of 2009, the corporation’s return on average common equity and return on average assets, on an annualized basis, were 1.87 percent and 0.15 percent, respectively, compared to 6.43 percent and 0.49 percent (3.05 percent and 0.23 percent, adjusted to exclude the net effect of the impairment charge) for the fourth quarter of 2008. For the year ended December 31, 2009, the corporation’s return on average common equity and return on average assets were 6.60 percent and 0.50 percent, respectively, compared to 6.39 percent and 0.51 percent (7.89 percent and 0.63 percent, adjusted to exclude the net effect of the impairment charge) for the year ended December 31, 2008. In 2009, these ratios include the effects of preferred stock dividends and amortization of the common stock warrant on net income available to common shareholders, as well as asset growth since the end of 2008.

“2009 has been a difficult year for the United States economy, the banking industry and our corporation; however, I am pleased that even in these difficult times our corporation has continued to report overall positive financial results,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “Our strategy of diversification has served us well in 2009 as our Mortgage Banking and Consumer Finance segments have produced strong earnings, while the results of our Retail Banking segment were negatively affected by the significant downturn in the real estate market, higher FDIC assessments, and lower fee income.”

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

“As the year progressed, it became clear that both real estate developers and individual homeowners were struggling to make payments on loans,” continued Dillon. “Our credit management team has directed significant effort to real estate loan workouts and restructurings and, when necessary, foreclosures. Upon thoroughly evaluating the credit quality of our loan portfolio and the carrying values of real estate acquired through foreclosure, we have charged off loans, written down foreclosed properties, and increased reserves as we considered necessary. Our reserve for loan losses at December 31, 2009 totaled $24.0 million, an increase of $4.2 million from December 31, 2008, and our provision for loan losses expensed in 2009 increased $4.8 million to $18.6 million. We believe that our increased reserve levels are appropriate for the estimated losses inherent in our loan portfolios and we are cautiously optimistic that the credit actions we have taken during 2009 will contribute to lower loss provisions in 2010, provided economic conditions do not deteriorate. While we expect real estate losses will remain elevated for the near term, we believe our portfolio will perform relatively well. We will continue to work actively to find solutions for consumer and commercial customers who are not able to repay loans according to their original terms.”

“The corporation’s earnings for 2009 benefited from an increase in net interest income and our net interest margin has begun to improve from its low in April 2009,” continued Dillon. “Deposit repricing at lower interest rates and the implementation of interest rate floors on adjustable rate loans upon origination or renewal have mitigated, to a large degree, the effects of the lower interest rate

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

environment and nonperforming loans on the Retail Banking segment’s net interest margin. Lower interest rates also contributed to an improvement in the net interest margin at our Consumer Finance segment as a majority of its funding is indexed to short-term interest rates, and resulted in strong demand for the product offerings of our Mortgage Banking segment. Loan origination volume at the Mortgage Banking segment was up 42 percent during 2009, resulting in higher gains on loans sold.”

“Factors negatively affecting the corporation’s financial performance in 2009, such as significantly higher expenses associated with foreclosed properties and higher assessments to help replenish the FDIC’s Deposit Insurance Fund, are evidence of the fragile economic conditions that existed during the year,” concluded Dillon. “As we look at 2010, we are encouraged by signs the economy may be improving. We believe the corporation’s strong capital and liquidity positions will allow for profitable growth should there be sufficient consumer spending and economic activity. The corporation’s board of directors continued its policy of paying dividends in 2009. While the rate was decreased from 31 cents per share to 25 cents per common share, our dividend return to shareholders compares favorably to our peer group.”

Retail Banking Segment. C&F Bank reported a net loss of $1.51 million for the fourth quarter of 2009, compared to net income of $120,000 for the fourth quarter of 2008. C&F Bank’s net loss was $2.16 million for the year ended December 31, 2009, compared to net income of $1.70 million for the year ended December 31, 2008. The decline in 2009 earnings included the effects of (1) nonperforming loans on interest income, (2) a higher provision for loan losses attributable to credit quality issues identified in the loan portfolio, (3) lower

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

overdraft charges on deposit accounts resulting from economic conditions over the past year, which have heightened customer sensitivity to incurring such fees, (4) higher assessments for deposit insurance resulting from the effects of the FDIC’s increased annual assessments, coupled with its special assessment in the second quarter of 2009 to help restore the Deposit Insurance Fund, and (5) higher expenses related to nonaccrual loans and foreclosed properties.

The Bank’s nonperforming assets decreased from $18.59 million at December 31, 2008 to $17.17 million at December 31, 2009, which resulted from a combination of nonaccrual loan paydowns funded by sales of real estate securing the loans, loan charge-offs, and sales of foreclosed properties. The Bank’s nonperforming assets at December 31, 2009 consisted of $4.81 million of nonaccrual loans and $12.36 million of foreclosed properties. The largest component of the Bank’s nonaccrual loans are commercial loans secured by residential real estate. Management actively monitors the credit risks within the Bank’s loan portfolio and evaluates the allowance for loan losses. The ratio of the Bank’s allowance for loan losses to total loans increased to 2.01 percent at December 31, 2009, compared to 1.36 percent at December 31, 2008. The largest component of the Bank’s foreclosed properties is $11.04 million of residential properties associated with five commercial relationships. These properties have been written down to their estimated fair values based upon current appraisals and recent property sales less selling costs.

Mortgage Banking Segment. Fourth quarter net income for C&F Mortgage Corporation was $684,000 in 2009, compared to $326,000 in 2008. Net income for the year ended December 31, 2009 was $3.43 million, compared to $1.47 million for the year ended December 31, 2008. Earnings in 2009 included the

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

positive effects of lower interest rates on loan origination volume, particularly in the first nine months of 2009. Loan originations increased 23.36 percent and 41.90 percent for the three and twelve months ended December 31, 2009, respectively, resulting in gains on sales of loans of $5.60 million and $24.98 million for the three and twelve months ended December 31, 2009, respectively, compared to $3.78 million and $16.69 million for the three and twelve months ended December 31, 2008, respectively. This revenue growth was offset in part by (1) an increase of $506,000 and $1.40 million in the provision for indemnification losses in the three months and twelve months ended December 31, 2009, respectively, compared to the same periods of 2008 and (2) increases in personnel costs of $2.51 million and $6.49 million in the three months and twelve months ended December 31, 2009, respectively, compared to the same periods of 2008, principally for variable compensation associated with the increase in loan production and income. The increases in the provision for indemnification losses resulted from a higher number of claims by investors pursuant to recourse provisions as the continued deterioration of the U.S. economy caused an increase in defaults on mortgages by homeowners.

Consumer Finance Segment. Fourth quarter net income for C&F Finance Company was $1.59 million in 2009, compared to $253,000 in 2008. Net income for the twelve months ended December 31, 2009 was $4.79 million, compared to $2.72 million for the year ended December 31, 2008. The Consumer Finance segment has benefited from growth in average consumer finance loans outstanding since the end of 2008, as well as the decline in its cost of borrowings throughout 2009 compared to 2008. These benefits were offset in part by a higher provision for loan losses resulting from growth in the portfolio and the overall economic environment. As a result, C&F Finance Company increased its allowance for loan losses to 7.89 percent of outstanding loans at December 31, 2009 from 7.31 percent at December 31, 2008.

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

Other and Eliminations Segment. The fourth quarter net loss of this combined segment was $156,000 in 2009, compared to net income of $338,000 in the fourth quarter of 2008 (a net loss of $208,000, adjusted to exclude the net effect of the impairment charge). The net loss for the year ended December 31, 2009 was $534,000, compared to a net loss of $1.69 million for the year ended December 31, 2008 (a net loss of $718,000, adjusted to exclude the net effect of the impairment charge). Revenue and expenses of this segment include dividends received on the corporation’s investment in equity securities and interest expense associated with the corporation’s trust preferred capital notes. The decline in the net loss for the three months and twelve months ended December 31, 2009 resulted from lower interest expense on the corporation’s trust preferred capital notes, a portion of which are indexed to short-term interest rates.

About C&F Financial Corporation. C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The common stock closed at a price of $20.00 per share on Thursday, January 28, 2010. At December 31, 2009, the book value of the corporation was $22.45 per common share, and the corporation declared a dividend of 25 cents per common share during the fourth quarter of 2009. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company, Inc. and Scott & Stringfellow, LLC.

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary, C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Pennsylvania, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the three and twelve months ended December 31, 2008, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion from net income of significant impairment charges, net of tax benefit, recognized in 2008 permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods. Although the corporation’s management believes the non-GAAP measures presented in this earnings

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

release enhance investors’ understandings of the corporation’s performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, are forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic and business conditions, including unemployment levels, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating

C&F FINANCIAL CORPORATION

Friday, January 29, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets			12/31/09	12/31/08
			(unaudited)
Interest-bearing deposits with other banks and federal funds sold			$29,627	$161
Investment securities - available for sale at fair value			118,570	100,603
Loans held for sale, net			28,756	37,042
Loans, net:
Retail Banking segment			436,154	469,700
Mortgage Banking segment			2,362	3,540
Consumer Finance segment			174,488	159,777
Federal Home Loan Bank stock			3,887	5,284
Total assets			888,430	855,657
Deposits			606,630	550,725
Borrowings			170,832	219,460
Shareholders’ equity			88,876	64,857

Statements of Income	For The Quarter Ended		For The Twelve Months Ended
	12/31/09	12/31/08	12/31/09	12/31/08
	(unaudited)		(unaudited)
Interest income	$16,784	$15,932	$64,971	$64,130
Interest expense	3,559	5,015	15,459	21,395
Provision for loan losses:
Retail Banking segment	2,900	1,140	6,400	2,300
Mortgage Banking segment	—	209	563	796
Consumer Finance segment	2,800	3,700	11,600	10,670
Other operating income:
Gains on sales of loans	5,595	3,778	24,976	16,693
Gains (losses) on available for sale securities	14	(40)	22	(1,341)
Other	3,321	2,338	11,691	9,797
Other operating expenses:
Salaries and employee benefits	8,450	4,693	35,118	27,724
Other	7,205	7,039	25,049	21,596
Income tax expense (benefit)	190	(825)	1,945	617
Net income	610	1,037	5,526	4,181
Net income available to common shareholders	319	1,037	4,396	4,181
Earnings per common share - assuming dilution	0.10	0.34	1.44	1.37
Earnings per common share - basic	0.10	0.34	1.44	1.38

Segment Information	For The Quarter Ended		For The Twelve Months Ended
	12/31/09	12/31/08	12/31/09	12/31/08
	(unaudited)		(unaudited)
Net income (loss) - Retail Banking	$(1,509)	$120	$(2,164)	$1,695
Net income - Mortgage Banking	684	326	3,430	1,465
Net income - Consumer Finance	1,591	253	4,794	2,715
Net income (loss) - Other and Eliminations	(156)	338	(534)	(1,694)
Mortgage loan originations - Mortgage Banking	196,156	159,009	1,063,108	749,177
Mortgage loans sold - Mortgage Banking	216,163	162,240	1,071,394	746,218

	For The Quarter Ended		For The Twelve Months Ended
Average Balances	12/31/09	12/31/08	12/31/09	12/31/08
	(unaudited)		(unaudited)
Interest-bearing deposits in other banks and federal funds sold	$12,306	$924	$3,936	$1,286
Investment securities - available for sale at fair value	120,156	100,806	114,435	93,826
Loans held for sale	35,328	28,658	50,733	30,294
Loans:
Retail Banking segment	450,544	475,136	461,880	459,599
Mortgage Banking segment	2,667	4,759	3,314	4,868
Consumer Finance segment	186,095	174,449	178,833	169,954
Total earning assets	807,096	784,732	813,131	759,827

Time, checking and savings deposits	501,713	470,819	490,392	460,986
Borrowings	176,167	206,888	191,200	193,466
Total interest-bearing liabilities	677,880	677,707	681,592	654,452
Demand deposits	88,231	83,143	85,811	83,533
Shareholders’ equity	88,136	64,478	86,191	65,402

Asset Quality			12/31/09	12/31/08
			(unaudited)
Retail and Mortgage Banking Segments
Nonaccrual loans-Retail Banking			$4,812	$17,222
Nonaccrual loans-Mortgage Banking			204	1,460
Real estate owned*-Retail Banking			12,360	1,370
Real estate owned*-Mortgage Banking			440	596

Total nonperforming assets			$17,816	$20,648
Accruing loans past due for 90 days or more			$451	$3,517
Total loans			$447,592	$480,438
Allowance for loan losses			$9,076	$7,198
Nonperforming assets to loans and real estate owned			3.87%	4.28%
Allowance for loan losses to loans			2.03%	1.50%
Allowance for loan losses to nonaccrual loans			180.94%	38.53%

* Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans			$387	$798
Accruing loans past due for 90 days or more			$—	$—
Total loans			$189,439	$172,385
Allowance for loan losses			$14,951	$12,608
Nonaccrual consumer finance loans to total consumer finance loans			0.20%	0.46%
Allowance for loan losses to total consumer finance loans			7.89%	7.31%

	As Of and For The Quarter Ended		As Of and For The Twelve Months Ended
Other Data and Ratios	12/31/09	12/31/08	12/31/09	12/31/08
	(unaudited)		(unaudited)
Annualized return on average assets	0.15%	0.49%	0.50%	0.51%
Annualized return on average common equity	1.87%	6.43%	6.60%	6.39%
Dividends declared per common share	$0.25	$0.31	$1.06	$1.24
Common shares purchased	—	—	—	1,600
Average price of purchased common shares	—	—	—	$24.67
Weighted average common shares outstanding - assuming dilution	3,065,693	3,035,422	3,048,491	3,058,274
Weighted average common shares outstanding - basic	3,050,920	3,031,600	3,044,009	3,027,700
Market value per common share at period end	$19.00	$15.75	$19.00	$15.75
Book value per common share at period end	$22.45	$21.35	$22.45	$21.35
Price to book value ratio at period end	0.85	0.74	0.85	0.74
Price to earnings ratio at period end (ttm)	13.19	11.50	13.19	11.50

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

		For The Quarter Ended		For The Twelve Months Ended
	(1)	12/31/09	12/31/08	12/31/09	12/31/08
		(unaudited)		(unaudited)
Net Income and Earnings Per Common Share
Net income (GAAP)		$610	$1,037	$5,526	$4,181
Effective dividends on Treasury preferred stock		(291)	—	(1,130)	—

Net income available to common shareholders (GAAP)	A	319	1,037	4,396	4,181
Other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)		—	53	—	1,575
Tax benefit of other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)		—	(599)	—	(599)

Net income available to common shareholders excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	B	$319	$491	$4,396	$5,157

Weighted average common shares - assuming dilution (GAAP)	C	3,066	3,035	3,048	3,058
Weighted average common shares - basic (GAAP)	D	3,051	3,032	3,044	3,028

Earnings per common share - assuming dilution
GAAP	A/C	$0.10	$0.34	$1.44	$1.37
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	B/C	$0.10	$0.16	$1.44	$1.69

Earnings per common share - basic
GAAP	A/D	$0.10	$0.34	$1.44	$1.38
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	B/D	$0.10	$0.16	$1.44	$1.70

Annualized Return on Average Assets

Average assets (GAAP)	E	$870,082	$842,300	$875,973	$819,999

Annualized return on average assets
GAAP	(A/E)*4	0.15%	0.49%
GAAP	(A/E)			0.50%	0.51%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	(B/E)*4	0.15%	0.23%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	(B/E)			0.50%	0.63%

Annualized Return on Average Common Equity

Average common equity (GAAP)	F	$68,136	$64,478	$66,629	$65,402

Annualized return on average common equity
GAAP	(A/F)*4	1.87%	6.43%
GAAP	(A/F)			6.60%	6.39%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	(B/F)*4	1.87%	3.05%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	(B/F)			6.60%	7.89%

(1)	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

	For The Quarter Ended		For The Twelve Months Ended
	12/31/09	12/31/08	12/31/09	12/31/08
	(unaudited)		(unaudited)
Other and Eliminations Segment
Net income (loss) (GAAP)	(156)	338	(534)	(1,694)
Other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)	—	53	—	1,575
Tax benefit of other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)	—	(599)	—	(599)

Net loss available to common shareholders excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock, net of tax benefit	(156)	(208)	(534)	(718)

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